Exhibit 99.1

For Immediate Release	Media Contact:	Investor Contact:
February 15, 2006	Bo Piela	Sally Curley
	(617) 768-6579	(617) 768-6140

Genzyme Reports Financial Results for Fourth Quarter of 2005 and Full Year

Provides Outlook for Growth in 2006

CAMBRIDGE, Mass. – Genzyme Corporation (Nasdaq: GENZ) today reported fourth-quarter and full-year financial results for 2005.  The company also provided guidance for 2006 that underscored its positive outlook for the year, which will be one of continued growth, investment, and progress for the company.

In the fourth quarter, GAAP net income increased to $106.6 million, or $0.39 per diluted share, compared with a net loss of $157.3 million, or $0.68 per diluted share, in the same period a year ago.  On a non-GAAP basis, fourth-quarter net income grew 31 percent to $162.7 million from $124.3 million, and earnings increased to $0.60 per diluted share from $0.52 per diluted share.  Non-GAAP figures exclude special items and amortization.

Special items included $22.2 million in acquisition-related expenses, consisting of charges to write off in-process research and development assets acquired from Avigen Inc., expiring Clolar® inventory acquired from ILEX Oncology Inc., and the turnover of the stepped-up value of Hectorol® inventory acquired from Bone Care International Inc.  Genzyme also recorded $16.9 million in charges for unsuccessful production runs of Cerezyme® that occurred as the company’s Allston Landing manufacturing plant shifted to full capacity following a 50 percent expansion of the facility.  Improved

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systems for managing the higher volume at this multi-product facility have been implemented.

For the full year, GAAP net income was $441.5 million, or $1.65 per diluted share, compared with $86.5 million, or $0.37 per diluted share, in the previous year.  Non-GAAP net income increased 41 percent to $603.2 million, or $2.28 per diluted share, from $428.1 million, or $1.82 per diluted share, a year earlier.  Non-GAAP figures exclude special items, amortization, and the impact of contingent convertible debt in the first three quarters.

Fourth-quarter revenue increased 23 percent to $728.7 million from $591.1 million, while revenue for the full year increased 24 percent to $2.7 billion from $2.2 billion in the previous year.

“Last year, we solidified the diversified business model we have been building over the past five years, and this year we will start to exploit this diversified picture more directly,” said Henri A. Termeer, chairman and chief executive officer of Genzyme Corp.  “Our newer products will have an increasingly greater impact on the top line as they continue to grow, while Cerezyme sales in 2006 will represent just 30 percent of our overall revenue.  We also expect to make significant progress in many areas within our broad late-stage clinical pipeline, where we are advancing a number of major programs that will fuel our continued growth and diversification.  The first of these is Myozyme® for patients with Pompe disease, which we expect to launch in the second quarter and which will begin to have an impact on our business later in the year.”

Over the past five years, Genzyme’s financial performance has been reliably strong, with a compound annual revenue growth rate of 29 percent.  Within that time,

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the company has transformed itself, making major investments to build a platform for consistent and sustainable future growth.  This growth will be based on three drivers:  (1) a diversified set of standard-of-care products now in the early stages of market penetration, augmented by new products from a deep research pipeline; (2) the facilities and expertise to manufacture these products; and (3) the global reach to make these products available to patients worldwide.  Genzyme estimates that, five years from now, it will generate more than $5 billion in annual revenue from the group of products that it currently markets, along with Myozyme® (alglucosidase alfa), a product nearing approval.

2006 Guidance

Revenue & Earnings

Genzyme today confirmed the revenue and earnings guidance for 2006 that it provided in January.  The company expects revenue of $3.1-$3.3 billion; GAAP earnings of $1.78-$1.88 per share; and non-GAAP earnings of $2.65-$2.75 per share.  Non-GAAP earnings estimates exclude approximately $0.46 per share in amortization costs, $0.35 per share in costs associated with stock-option expensing, and $0.06 per share for the impact of contingent convertible debt.

Given the significant investments Genzyme will make during the first half of this year in late-stage clinical trials and product-launch activities, the company expects that earnings per share will increase at a greater rate in the second half of the year than in the first.

Product Sales

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Revenue for Renagel® (sevelamer hydrochloride) for patients with end-stage renal disease is expected to reach $495-$505 million this year, compared with $417 million in 2005.  The product’s growth this year and in the near term will be supported by the expected publication of clinical and economic findings from the Dialysis Clinical Outcomes Revisited study, which compared the difference in mortality and morbidity outcomes for patients receiving Renagel with those using calcium-based phosphate binders.
Renagel’s growth will also be supported by expanded insurance coverage in the United States among patients enrolled in Medicare Part D plans, and by increasing adoption of the product in Europe and other parts of the world.

Sales of Fabrazyme® (agalsidase beta) are expected to reach $370-$390 million this year, compared with $305 million in 2005.  Fabrazyme’s growth will continue to be based primarily on the number of newly identified patients beginning treatment.  The publication of results from the Phase 4 study of Fabrazyme’s clinical benefit—anticipated this year—will further reinforce the product’s profile among physicians and health authorities.

Sales of Cerezyme® (imiglucerase for injection) are expected to reach $970-$980 million this year, compared with $932 million in 2005.  As Genzyme has long noted, Cerezyme is in a mature phase after 14 years on the market, though the product remains an important contributor within the company’s diversified product portfolio and is the standard of care throughout the world for patients with Type 1 Gaucher disease.

Sales of Synvisc® (hylan G-F 20) are expected to reach $255-$265 million this year, compared with $219 million in 2005.  The product’s near term growth will be driven by expanded marketing support, particularly the launch this quarter of a new promotional campaign in the United States designed to differentiate Synvisc clinically

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from competing products.  Longer term, Synvisc’s growth will be driven by the expanding market for viscosupplementation products used to treat the pain of osteoarthritis.  Genzyme is working to capture this opportunity by investing in market-development activities and in clinical programs designed to extend the use of the current formulation to the hip, shoulder and ankle, and to introduce new formulations that would increase patient convenience by reducing the number of injections required for treatment.

Revenue for the Diagnostics/Genetics business is expected to reach $365-$375 million this year, compared with $327 million in 2005.  Growth in this area is expected from continued penetration of the cancer and reproductive testing markets and the launch of new personalized medicine tests that allow physicians to determine how patients are likely to respond to targeted therapies.

Gross Margin

Genzyme’s gross margin prior to FIN 46 and special items is expected to be approximately 78 percent of revenue this year, consistent with the gross margin for 2005.

Expenses

Selling, general and administrative expenses prior to FIN 46 and special items are expected to be relatively consistent as a percentage of revenue with SG&A expenses in 2005, which represented 29 percent of revenue.  Estimates for this year reflect the anticipated launch of Myozyme in Europe and the United States, along with increased marketing support for Synvisc.

Research and development spending prior to FIN 46 and special items is expected to increase to approximately $560 million this year.

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Throughout the course of this year, Genzyme expects to initiate, conduct or complete 16 pivotal trials for new products or new indications and more than 20 Phase 1 or Phase 2 studies.

Tax Rate

Genzyme’s effective net tax rate this year is expected to be approximately 30 percent on a GAAP basis and 31 percent on a non-GAAP basis, which excludes amortization and one-time items.

Capital Expenditures

Capital expenditures are expected to total approximately $250-$300 million this year.  Genzyme is making a significant investment in adding manufacturing capacity for products in late-stage clinical development and is constructing two new laboratory buildings to expand its research and development capacity.

Pipeline Outlook

Genzyme’s research and development program is focused on the areas of medicine where it markets commercial products, namely rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune diseases, and diagnostic testing.  It also conducts research in cardiovascular disease and other areas of unmet medical need.  The company expects to make significant progress this year within its late-stage clinical pipeline:

Inherited Disorders

•                  Commercial approval for Myozyme is expected within the next two months in both Europe and the United States.  Myozyme has been developed for the treatment of Pompe disease, a debilitating, progressive and often fatal muscular disorder.  The European Committee for Human Medicinal Products unanimously recommended full approval for the product last month, and marketing authorization from the European Commission is expected in March or April.  The Food and Drug Administration is expected to act on the U.S. marketing

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application by April 28.   Genzyme expects to complete enrollment soon in a clinical study involving patients with late-onset Pompe disease, which is intended to provide further support for Myozyme’s use.  The trial will continue throughout this year, and results will be available early next year.

•                  Enrollment is expected to begin in the first half of this year in an international, multi-center Phase 2 clinical trial evaluating the safety and efficacy of the small molecule GENZ-112638 for the treatment of Gaucher disease.  GENZ-112638 has the potential to be applicable across a range of lysosomal storage disorders in addition to Gaucher disease.

•                  Genzyme and Dyax Corp. are expected to continue enrollment this year in the Phase 3 study of DX-88.  The partners are developing DX-88 for the treatment of hereditary angioedema, a debilitating and life-threatening inflammatory condition characterized by recurrent attacks of severe pain and swelling in the limbs, abdomen and larynx.

Kidney Disease

•                  Genzyme is conducting several clinical studies to support marketing approval of sevelamer carbonate, a potential next-generation phosphate binder.  Enrollment has been completed in a trial evaluating the product’s equivalence to sevelamer hydrochloride for patients with chronic kidney disease on hemodialysis.  Enrollment has begun in a study evaluating the product’s potential to benefit patients with chronic kidney disease who are not on dialysis, a significantly larger population.

Orthopaedics

•                  Genzyme is conducting pivotal trials of Synvisc 2 and hylastan, potential next-generation viscosupplementation products under development for the treatment of osteoarthritis pain.  Enrollment has been completed in the trial of Synvisc 2, and Genzyme anticipates product launch next year in Europe and the United States.

Immune and Infectious Diseases

•                  Patient enrollment will continue in the Phase 3 study of tolevamer, a novel non-absorbed polymer therapy that could be the first non-antibiotic treatment for Clostridium difficile-associated diarrhea, a widespread and growing global problem among hospital and nursing home patients.  The prevalence and impact of Clostridium difficile are becoming increasingly more visible as public health officials and others look for new ways to address this disease.

•                  Genzyme and Schering AG Germany await comments from the FDA, following which they hope to resume dosing soon in the Phase 2 clinical trial evaluating Campath for the treatment of multiple sclerosis.  The

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companies submitted a risk-management plan to the FDA and the EMEA earlier this month, which was approved by the study’s Data Safety Monitoring Board.   Results from a pre-planned interim analysis of the Phase 2 trial were highly encouraging, and the companies are working with participating clinical investigators and regulatory authorities to ensure that a comprehensive program is in place to manage patient safety in both the ongoing Phase 2 and planned Phase 3 studies.  Genzyme will request a meeting with the FDA during the first half of this year to review the proposed protocol for the Phase 3 study, which is now expected to begin during the second half of this year.  Additional interim data from the Phase 2 study is expected to be available this year.

Cancer

•                  Genzyme expects to begin enrollment this year in two Phase 3 clinical studies evaluating the use of Clolar® (clofarabine for intravenous infusion) in patients with acute myelogenous leukemia (AML), the most common type of leukemia in adults.  Clolar is currently indicated for the treatment of pediatric patients with relapsed or refractory acute lymphoblastic leukemia after at least two prior regimens.  One of the new studies is expected to enroll patients with relapsed or refractory AML, while the other will enroll untreated patients for whom standard induction chemotherapy is not an appropriate option.

•                  Results from the clinical trial CAM-307 are expected to be available this year.  This Phase 3 study evaluated the use of Campath® (alemtuzumab for injection) as a first-line therapy for patients with B-cell chronic lymphocytic leukemia.  Campath is currently indicated for the treatment of patients with this type of leukemia who have been treated with alkylating agents and who have failed fludarabine therapy.

Genzyme has a longstanding commitment to ensure that physicians and patients have access to all relevant information about the medicines it markets and the investigational products it develops.  Genzyme previously registered all of its active, company-sponsored Phase 2, 3 and 4 hypothesis-testing clinical trials on the National Institutes of Health Web site www.clinicaltrials.gov.  This information is now available on the company’s own Web site at www.GenzymeClinicalResearch.com.  Also included here are results from pivotal and post-marketing trials of Genzyme’s approved drugs and biologics.  Currently, the site includes results for five products, and results for several

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more products will be added over the coming months.  This initiative is consistent with Genzyme’s support for transparency regarding drug-development information.

About Genzyme

One of the world’s leading biotechnology companies, Genzyme is dedicated to making a major positive impact on the lives of people with serious diseases.  This year marks the 25th anniversary of Genzyme’s founding.  Since 1981, the company has grown from a small start-up to a diversified enterprise with more than 8,000 employees in locations spanning the globe and 2005 revenues of $2.7 billion.  Genzyme has been selected by FORTUNE as one of the “100 Best Companies to Work for” in the United States.

With many established products and services helping patients in more than 80 countries, Genzyme is a leader in the effort to develop and apply the most advanced technologies in the life sciences. The company’s products and services are focused on rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune diseases, and diagnostic testing. Genzyme’s commitment to innovation continues today with a substantial development program focused on these fields, as well as heart disease and other areas of unmet medical need.

This press release contains forward-looking statements, including statements regarding earnings, revenue, product sales, gross margin, expense, tax rate and capital expenditure estimates for fiscal year 2006, receipt of approval for Myozyme in the EU and the US, including the timing thereof, the anticipated timing of a Myozyme launch, and plans regarding a clinical study for patients with late-onset Pompe disease, expected drivers of Genzyme’s future growth, as well as the growth drivers for certain products, including Renagel, Fabrazyme, Synvisc and diagnostic testing products and services, anticipated progress of clinical trials, including for GENZ-112638, DX-88, sevelamer carbonate, hylastan, Synvisc 2, tolevamer, Campath MS, Clolar and CAM-307, Genzyme’s annual revenue estimate for 2010, the number of clinical trials Genzyme plans to initiate, conduct or complete in 2006, and other statements regarding Genzyme’s future performance and strategy. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those forecast in

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these forward-looking statements. These risks and uncertainties include, among others, Genzyme’s ability to successfully complete preclinical and clinical development of its products and services, Genzyme’s ability to expand the use of current products in existing and new indications; Genzyme’s ability to maintain and obtain regulatory approvals for products and services, and the timing of receipt of such approvals, including for Myozyme; Genzyme’s ability to successfully identify and market to new patients; the scope of third-party reimbursement coverage for Genzyme’s products and services; Genzyme’s ability to successfully expand its sales and marketing teams in existing and new markets; Genzyme’s ability to manufacture products and product candidates in a timely and cost effective manner; and the risks and uncertainties described in Genzyme’s SEC reports filed under the Securities Exchange Act of 1934, including the factors discussed under the caption “Factors Affecting Future Operating Results” in Genzyme’s Quarterly Report on Form 10-Q for the period ended September 30, 2005. Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this press release. These statements speak only as of February 15, 2006 and Genzyme undertakes no obligation to update or revise the statements.

This press release includes certain non-GAAP financial measures that involve adjustments to GAAP figures.  Genzyme believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Genzyme’s past financial performance and its prospects for the future.  The non-GAAP financial measures are included with the intent of providing both management and investors with a more complete understanding of underlying operational results and trends.  In addition, these non-GAAP financial measures are among the primary indicators Genzyme management uses for planning and forecasting purposes.  These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP figures.  In addition, gross margin figures exclude amortization of product-related intangible assets.

Genzyme®, Renagel®, Fabrazyme®, Cerezyme®, Synvisc®, Myozyme®, Campath®, Clolar® and Hectorol® are registered trademarks of Genzyme Corporation or its subsidiaries.  All rights reserved.

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Conference Call Information

Genzyme Corporation will host a conference call today at 11:00 a.m. Eastern Time to discuss fourth-quarter and full-year 2005 financial results and financial guidance for 2006.  To participate in the call, please dial 706-679-8722.  A replay of this call will be available by dialing 706-645-9291.  Please refer to reservation number 1549029.  This call will also be Webcast live on the investor events section of www.genzyme.com.  Both replays will be available until February 22, 2006.

Upcoming Events

Genzyme Corporation will host a conference call April 19 at 11:00 a.m. Eastern Time to discuss first-quarter financial results.  To participate in the call, please dial 706-679-8722.

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A replay of this call will be available by dialing 706-645-9291.  Please refer to reservation number 5531792.  This call will also be Webcast live on the investor events section of www.genzyme.com.  Replays of the call and the Webcast will be available until midnight on April 26, 2006.

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Genzyme’s press releases and other company information are available at www.genzyme.com and by calling Genzyme’s investor information line at 1-800-905-4369 within the United States or 1-703-797-1866 outside the United States.

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GENZYME CORPORATION (GENZ)

Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Total revenues	$728,691	$591,077	$2,734,842	$2,201,145

Operating costs and expenses:
Cost of products and services sold	188,601	163,897	632,652	588,586
Selling, general and administrative	207,613	155,432	787,839	599,388
Research and development	138,186	107,428	502,657	391,802
Amortization of intangibles	49,494	28,326	181,632	109,473
Purchase of in-process research and development (1)	7,000	254,520	29,200	254,520
Charge for impaired assets (2)	—	4,463	—	4,463
Total operating costs and expenses	590,894	714,066	2,133,980	1,948,232
Operating income (loss)	137,797	(122,989)	600,862	252,913

Other income (expenses):
Equity in income (loss) of equity method investments	1,346	(3,157)	151	(15,624)
Minority interest	2,731	2,284	11,952	5,999
Gain (loss) on investments in equity securities	526	1,030	5,698	(1,252)
Other	(707)	376	(1,535)	(357)
Investment income	9,194	6,399	31,429	24,244
Interest expense (3)	(4,615)	(4,977)	(19,638)	(38,227)
Total other income (expenses)	8,475	1,955	28,057	(25,217)
Income (loss) before income taxes	146,272	(121,034)	628,919	227,696
Provision for income taxes	(39,626)	(36,308)	(187,430)	(141,169)
Net income (loss)	$106,646	$(157,342)	$441,489	$86,527

Net income (loss) per share of Genzyme Stock:
Basic	$0.41	$(0.68)	$1.73	$0.38

Diluted (4)	$0.39	$(0.68)	$1.65	$0.37

Weighted average shares outstanding:
Basic	258,535	232,255	254,758	228,175

Diluted (4)	276,428	232,255	272,224	234,318

(1)   Includes charges for the purchase of in-process research and development of $(7,000)K related to our acquisition of gene therapy assets from Avigen, Inc. in December 2005, $(12,700)K related to our acquisition of Bone Care International, Inc. in July 2005, $(9,500)K related to our acquisition of Verigen AG in February 2005 and $(254,520)K related to our acquisition of ILEX Oncology, Inc. in December 2004.

(2)   Includes an impairment charge of $(4,463)K recorded in December 2004 to write down assets related to a manufacturing facility in Oklahoma.

(3)   In June 2004, we completed the redemption of our 3% convertible subordinated debentures for cash, including $575.0 million in principal, accrued interest of approximately $0.8 million and $4.3 million in premium.  Interest expense for the year ended December 31, 2004 includes charges of $(4,313)K for the premium paid upon redemption and $(5,329)K to write off the unamortized debt fees associated with these debentures.

(4)   Reflects the retroactive application of the adoption of Emerging Issues Task Force Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share,” or EITF 04-8.  As a result of the adoption of EITF 04-8, the 9,686K shares issuable upon conversion of our $690.0 million in principal of 1.25% convertible senior notes, which were issued in December 2003, are now included in diluted weighted average shares for purposes of computing diluted earnings per share, unless the effect would be anti-dilutive.  In accordance with EITF 04-8, interest and debt fees related to the notes of $1.9 million, net of tax, for the three months ended December 31, 2005 and $7.5 million, net of tax, for the year ended December 31, 2005 have been added back to net income and approximately 9.7 million shares have been added to diluted weighted average shares outstanding for each of those periods for purposes of computing diluted earnings per share.

Net loss per share on a diluted basis and weighted average shares - diluted for the three months ended December 31, 2004 exclude: (i) the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock and (ii) the potentially dilutive effect of the assumed conversion of our convertible senior notes because the effect of these securities would be anti-dilutive due to our net loss for the period.

Net income per share on a diluted basis and weighted average shares - diluted for the year ended December 31, 2004 exclude the potentially dilutive effect of the assumed conversion of our convertible senior notes because the effect would be anti-dilutive.

GENZYME CORPORATION (GENZ)

Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	December 31, 2005	December 31, 2004

Cash and all marketable securities	$1,089,102	$1,079,454
Other current assets	1,179,093	1,082,437
Property, plant and equipment, net	1,320,813	1,310,256
Intangibles, net	3,078,461	2,360,315
Other assets	211,396	236,959
Total assets	$6,878,865	$6,069,421

Current liabilities	$543,501	$624,398
Noncurrent liabilities	1,180,965	1,064,867
Stockholders’ equity	5,154,399	4,380,156
Total liabilities and stockholders’ equity	$6,878,865	$6,069,421

Genzyme Corporation (GENZ)

Analyst Schedule
(Unaudited, amounts in thousands, except percentage amounts)

	Q4-04(1)	Q1-05(1)	Q2-05(1)	Q3-05(1)	Q4-05(1)	Q4-05 vs. Q4-04 % B/(W)	FY 2003(1)	FY 2004(1)	YTD 12/31/05(1)
Total revenues:
Renal
Renagel phosphate binder (including Sevelamer)	$99,272	$99,403	$100,847	$106,869	$110,366	11%	$281,701	$363,720	$417,485
Hectorol	—	—	—	14,138	20,377		—	—	34,515
Other Renal	—	—	—	—	—		—	—	—
Total Renal product and service revenue	99,272	99,403	100,847	121,007	130,743	32%	281,701	363,720	452,000
Renal R&D revenue	—	—	—	—	—		—	—	—
Total Renal	99,272	99,403	100,847	121,007	130,743	32%	281,701	363,720	452,000

Therapeutics
Cerezyme enzyme	218,647	225,951	235,953	238,329	232,089	6%	733,817	839,366	932,322
Fabrazyme enzyme	63,918	70,026	74,424	79,076	81,538	28%	80,617	209,637	305,064
Thyrogen hormone	17,731	17,715	20,699	18,503	20,823	17%	43,438	63,454	77,740
Other Therapeutics	655	807	1,281	1,903	2,128	225%	1,802	2,462	6,119
Total Therapeutics product and service revenue	300,951	314,499	332,357	337,811	336,578	12%	859,674	1,114,919	1,321,245
Therapeutics R&D revenue	—	554	235	—	—		1	—	789
Total Therapeutics	300,951	315,053	332,592	337,811	336,578	12%	859,675	1,114,919	1,322,034

Transplant
Thymoglobulin/Lymphoglobuline	30,314	27,221	33,576	32,434	34,508	14%	29,953	108,928	127,739
Other Transplant	6,999	3,917	1,465	1,677	11,084	58%	14,367	42,125	18,143
Total Transplant product and service revenue	37,313	31,138	35,041	34,111	45,592	22%	44,320	151,053	145,882
Transplant R&D revenue	49	17	—	13	—	(100)%	—	310	30
Total Transplant	37,362	31,155	35,041	34,124	45,592	22%	44,320	151,363	145,912

Biosurgery
Synvisc viscosupplementation product and services	13,783	44,016	58,778	57,748	58,366	323%	55,579	88,296	218,908
Sepra products	16,771	16,652	17,099	17,025	17,395	4%	25,959	61,647	68,171
Other Biosurgery	13,533	14,250	16,395	18,028	17,280	28%	32,414	55,332	65,953
Total Biosurgery product and service revenue	44,087	74,918	92,272	92,801	93,041	111%	113,952	205,275	353,032
Biosurgery R&D revenue	1,391	134	9	1	—	(100)%	5,127	4,241	144
Total Biosurgery	45,478	75,052	92,281	92,802	93,041	105%	119,079	209,516	353,176

Diagnostics/Genetics
Diagnostic Products	23,001	26,866	22,121	25,302	29,913	30%	88,588	90,955	104,202
Genetic Testing	54,698	52,507	54,396	59,368	56,057	2%	102,147	188,166	222,328
Total Diagnostics/Genetics product and service revenue	77,699	79,373	76,517	84,670	85,970	11%	190,735	279,121	326,530
Diagnostics/Genetics R&D revenue	—	—	—	—	—		—	—	—
Total Diagnostics/Genetics	77,699	79,373	76,517	84,670	85,970	11%	190,735	279,121	326,530

Other
Other product and service revenue	27,332	24,496	26,348	33,050	32,099	17%	71,710	74,495	115,993
Other R&D revenue	2,983	5,417	4,513	4,599	4,668	56%	7,597	8,011	19,197
Total Other	30,315	29,913	30,861	37,649	36,767	21%	79,307	82,506	135,190
Total revenues	$591,077	$629,949	$668,139	$708,063	$728,691	23%	$1,574,817	$2,201,145	$2,734,842

Genzyme Corporation (GENZ)

Analyst Schedule
(Unaudited, amounts in thousands, except percentage and per share amounts)

	Q4-04(1)	Q1-05(1)	Q2-05(1)	Q3-05(1)	Q4-05(1)	Q4-05 vs. Q4-04 % B/(W)	FY 2003(1)	FY 2004(1)	YTD 12/31/05(1)
Revenues:
Total product and service revenue	$586,654	$623,827	$663,382	$703,450	$724,023	23%	$1,562,092	$2,188,583	$2,714,682
Total R&D revenue	4,423	6,122	4,757	4,613	4,668	6%	12,725	12,562	20,160
Total revenues	591,077	629,949	668,139	708,063	728,691	23%	1,574,817	2,201,145	2,734,842

Total product and service gross profit	422,757	477,734	518,132	550,742	535,422	27%	1,143,123	1,599,997	2,082,030

SG&A expense	155,432	181,839	196,385	202,002	207,613	(34)%	455,395	599,388	787,839

R&D expense	107,428	114,745	121,726	128,000	138,186	(29)%	295,725	391,802	502,657

Amortization of intangibles	28,326	41,186	40,105	50,847	49,494	(75)%	64,720	109,473	181,632

Purchase of in-process research and development (2)	254,520	9,500	—	12,700	7,000	97%	158,000	254,520	29,200

Charges for impaired assets (3)	4,463	—	—	—	—	100%	7,996	4,463	—

Operating income (loss)	(122,989)	136,586	164,673	161,806	137,797	212%	174,012	252,913	600,862

Other income (expenses):
Equity in income (loss) of equity method investments	(3,157)	(1,718)	(417)	940	1,346	143%	(16,743)	(15,624)	151
Minority interest	2,284	2,194	3,357	3,670	2,731	20%	2,232	5,999	11,952
Gain (loss) on investments in equity securities	1,030	141	4,817	214	526	(49)%	(1,201)	(1,252)	5,698
Gain on sale of product line (4)	—	—	—	—	—		1,709	—	—
Other	376	(60)	253	(1,021)	(707)	(288)%	994	(357)	(1,535)
Investment income	6,399	6,618	7,544	8,073	9,194	44%	42,312	24,244	31,429
Interest expense (5)	(4,977)	(3,808)	(4,466)	(6,749)	(4,615)	7%	(22,380)	(38,227)	(19,638)

Income (loss) before income taxes	(121,034)	139,953	175,761	166,933	146,272	221%	180,935	227,696	628,919

Provision for income taxes	(36,308)	(44,395)	(52,130)	(51,279)	(39,626)	(9)%	(98,792)	(141,169)	(187,430)

Division net income (loss) before allocated tax benefits	(157,342)	95,558	123,631	115,654	106,646	168%	82,143	86,527	441,489

Allocated tax benefits	—	—	—	—	—		12,140	—	—

Net income (loss) allocated to Genzyme Stock (1)	$(157,342)	$95,558	$123,631	$115,654	$106,646	168%	$94,283	$86,527	$441,489

Net income (loss) per share of Genzyme Stock-diluted (1,6,7)	$(0.68)	$0.36	$0.46	$0.43	$0.39	157%	$0.42	$0.37	$1.65

Weighted average shares outstanding-diluted (6,7)	232,255	267,893	270,084	274,492	276,428	19%	225,976	234,318	272,224

Genzyme Corporation (GENZ)

Analyst Schedule
(Unaudited, amounts in thousands, except percentage amounts)

	Q4-04(1)	Q1-05(1)	Q2-05(1)	Q3-05(1)	Q4-05(1)	FY 2003(1)	FY 2004(1)	YTD 12/31/05(1)
Total product and service revenue	$586,654	$623,827	$663,382	$703,450	$724,023	$1,562,092	$2,188,583	$2,714,682
As a % of total product and service revenue:
Renagel phosphate binder (including Sevelamer)	17%	16%	15%	15%	15%	18%	17%	15%
Hectorol	0%	0%	0%	2%	3%	0%	0%	1%
Cerezyme enzyme	37%	36%	36%	34%	32%	47%	38%	34%
Fabrazyme enzyme	11%	11%	11%	11%	11%	5%	9%	11%
Thyrogen hormone	3%	3%	3%	3%	3%	3%	3%	3%
Thymoglobulin/Lymphoglobuline	5%	4%	5%	5%	5%	2%	5%	5%
Synvisc viscosupplementation product and services	3%	7%	9%	8%	8%	3%	4%	8%
Sepra products	3%	3%	3%	2%	2%	2%	3%	3%
Diagnostics/Genetics	13%	13%	11%	12%	12%	12%	13%	12%
Other	8%	7%	7%	8%	9%	8%	8%	8%

Total product and service gross margin	72%	77%	78%	78%	74%	73%	73%	77%

Total revenues	$591,077	$629,949	$668,139	$708,063	$728,691	$1,574,817	$2,201,145	$2,734,842

SG&A expense as a % of total revenue	26%	29%	29%	29%	28%	29%	27%	29%
R&D expense as a % of total revenue	18%	18%	18%	18%	19%	19%	18%	18%
Operating income (loss) as a % of total revenue	(21)%	22%	25%	23%	19%	11%	11%	22%

Provision for income taxes as a % of profit (loss) before tax	(30)%	32%	30%	31%	27%	48%	62%	30%

Condensed Balance Sheet Information:	12/31/04 (8)	03/31/05 (8)	06/30/05 (8)	09/30/05 (8)	12/31/05 (8)	12/31/03 (8)	12/31/04 (8)	12/31/05 (8)
Cash and all marketable securities	$1,079,454	$1,042,267	$1,638,481	$950,342	$1,089,102	$1,227,460	$1,079,454	$1,089,102
Other current assets	1,082,437	1,077,182	1,084,917	1,198,359	1,179,093	909,490	1,082,437	1,179,093
Property, plant and equipment, net	1,310,256	1,297,802	1,275,087	1,294,990	1,320,813	1,151,133	1,310,256	1,320,813
Intangibles, net	2,360,315	2,466,938	2,447,344	3,124,176	3,078,461	1,517,791	2,360,315	3,078,461
Other assets	236,959	208,390	207,430	214,098	211,396	198,654	236,959	211,396
Total assets	$6,069,421	$6,092,579	$6,653,259	$6,781,965	$6,878,865	$5,004,528	$6,069,421	$6,878,865

Current liabilities	$624,398	$519,445	$913,099	$616,983	$543,501	$392,025	$624,398	$543,501
Noncurrent liabilities	1,064,867	1,054,506	1,041,186	1,184,766	1,180,965	1,676,091	1,064,867	1,180,965
Stockholders’ equity	4,380,156	4,518,628	4,698,974	4,980,216	5,154,399	2,936,412	4,380,156	5,154,399
Total liabilities and stockholders’ equity	$6,069,421	$6,092,579	$6,653,259	$6,781,965	$6,878,865	$5,004,528	$6,069,421	$6,878,865

Notes:
(1)

Effective July 1, 2003, in connection with the elimination of our tracking stock structure, we ceased allocating earnings to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our earnings are allocated to Genzyme Corporation, formerly Genzyme General. Earnings or losses allocated to Genzyme Biosurgery and Genzyme Molecular Oncology prior to July 1, 2003 remain allocated to those divisions and are not affected by the elimination of our tracking stock structure.

From July 1, 2003 through May 27, 2004, we referred to our outstanding series of common stock as Genzyme General Stock. At our annual meeting of shareholders on May 27, 2004, our shareholders approved an amendment to our charter that eliminated the designation of separate series of common stock, resulting in 690,000,000 authorized shares of a single series of common stock, which we refer to as Genzyme Stock.

(2)

Includes charges for the purchase of in-process research and development of $(7,000)K related to our acquisition of gene therapy assets from Avigen, Inc. in December 2005, $(12,700)K related to our acquisition of Bone Care International, Inc. in July 2005, $(9,500)K related to our acquisition of Verigen AG in February 2005, $(254,520)K related to our acquisition of ILEX Oncology, Inc. in December 2004, and $(158,000)K related to our acquisition of SangStat Medical Corporation in September 2003.

(3)

Includes impairment charges of $(4,463)K recorded in December 2004 to write down the assets of a manufacturing facility in Oklahoma and $(7,996)K recorded in September 2003 to write down the assets of our FocalSeal business.

(4)

Represents the final adjustment to the net loss recorded on the sale of our cardiothoracic devices business to Teleflex Inc. in accordance with the sale agreement. We recorded an estimated net loss of $(29,367)K in June 2003, which we allocated to Genzyme Biosurgery. However, as a result of the elimination of our tracking stock capital structure effective July 1, 2003, the final adjustment to the net loss is allocated to Genzyme General.

(5)

In June 2004, we completed the redemption of our 3% convertible subordinated debentures for cash, including $575.0 million in principal, accrued interest of approximately $0.8 million and $4.3 million in premium. Interest expense for the year ended December 31, 2004 includes charges of $(4,313)K for the premium paid upon redemption and $(5,329)K to write off the unamortized debt fees associated with these debentures.

(6)

Reflects the retroactive application of the adoption of Emerging Issues Task Force Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share,” or EITF 04-8. As a result of the adoption of EITF 04-8, the 9,686K shares issuable upon conversion of our $690.0 million in principal of 1.25% convertible senior notes, which were issued in December 2003, are now included in diluted weighted average shares for purposes of computing diluted earnings per share, unless the effect would be anti-dilutive.

(7)

For all periods except Q4-04 and the year ended December 31, 2004, includes the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock, and the potentially dilutive effect of the assumed conversion of our 1.25% convertible senior notes. Dilutive earnings per share for the year ended December 31, 2003 was not impacted by the adoption of EITF 04-8 because our convertible senior notes were only outstanding for a portion of the month in December 2003.

In Q4-04, excludes the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock, and the potentially dilutive effect of the assumed conversion of our 1.25% convertible senior notes because the effect would be anti-dilutive due to our net loss for the period.

For the year ended December 31, 2004, excludes the potentially dilutive effect of the assumed conversion of our convertible senior notes because the effect would be anti-dilutive.

(8)

Effective July 1, 2003, in connection with the elimination of our tracking stock structure, we ceased allocating assets and liabilities to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our assets and liabilities are allocated to Genzyme Corporation, formerly Genzyme General.

GENZYME GENERAL

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

Quarter Ended March 31, 2005

(Amounts in thousands, except per share data)

	Before Charges, Amortization, FIN 46 & EITF 04-8	Dilution Due to Contingently Convertible Debt (EITF 04-8)	Amortization	IPR&D	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported

Income Statement Classification:

Total revenues	$629,949				$629,949		$629,949

Cost of products and services sold	$(146,093)				$(146,093)		$(146,093)

Selling, general and administrative	$(181,780)				$(181,780)	$(59)	$(181,839)

Research and development	$(110,417)				$(110,417)	$(4,328)	$(114,745)

Amortization of intangibles	$—		$(41,186)		$(41,186)		$(41,186)

Purchase of in-process research and development	$—			$(9,500)	$(9,500)		$(9,500)

Equity in loss of equity method investments	$(3,911)				$(3,911)	$2,193	$(1,718)

Minority interest	$—				$—	$2,194	$2,194

Other	$81				$81		$81

Investment income	$6,618				$6,618	$—	$6,618

Interest expense	$(3,808)				$(3,808)		$(3,808)

Summary:

Income (loss) before income taxes	$190,639	$—	$(41,186)	$(9,500)	$139,953	$—	$139,953

Provision for income taxes	$(59,551)	—	15,156	—	(44,395)	—	(44,395)

Net income allocated to Genzyme Stock	$131,088	$—	$(26,030)	$(9,500)	$95,558	$—	$95,558

Net income per share of Genzyme Stock:
Basic	$0.52	$—	$(0.10)	$(0.04)	$0.38	$—	$0.38

Diluted (1)	$0.51	$(0.01)	$(0.10)	$(0.04)	$0.36	$—	$0.36

Weighted average shares outstanding:
Basic	250,921	—	—	—	250,921	—	250,921

Diluted (1)	258,207	9,686	—	—	267,893	—	267,893

(1)          GAAP As-Reported diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF
04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of $1.9 million, net of tax, have been added back to net income and approximately 9.7 million shares have been added to diluted weighted average shares for purposes of computing GAAP As-Reported diluted earnings per share.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

Quarter Ended June 30, 2005

(Amounts in thousands, except per share data)

	Before Amortization, FIN 46 & EITF 04-8	Dilution Due to Contingently Convertible Debt (EITF 04-8)	Amortization	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported
Income Statement Classification:

Total revenues	$668,139			$668,139		$668,139

Cost of products and services sold	$(145,250)			$(145,250)		$(145,250)

Selling, general and administrative	$(196,107)			$(196,107)	$(278)	$(196,385)

Research and development	$(115,290)			$(115,290)	$(6,436)	$(121,726)

Amortization of intangibles	$—		$(40,105)	$(40,105)		$(40,105)

Equity in loss of equity method investments	$(3,773)			$(3,773)	$3,356	$(417)

Minority interest	$—			$—	$3,357	$3,357

Other	$5,070			$5,070		$5,070

Investment income	$7,543			$7,543	$1	$7,544

Interest expense	$(4,466)			$(4,466)		$(4,466)

Summary:

Income (loss) before income taxes	$215,866	$—	$(40,105)	$175,761	$—	$175,761

Provision for income taxes	$(66,889)	—	14,759	(52,130)	—	(52,130)

Net income allocated to Genzyme Stock	$148,977	$—	$(25,346)	$123,631	$—	$123,631

Net income per share of Genzyme Stock:
Basic	$0.59	$—	$(0.10)	$0.49	$—	$0.49

Diluted (1)	$0.57	$(0.01)	$(0.10)	$0.46	$—	$0.46

Weighted average shares outstanding:
Basic	253,086	—	—	253,086	—	253,086

Diluted (1)	260,398	9,686	—	270,084	—	270,084

(1)          GAAP As-Reported diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF
04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of $1.9 million, net of tax, have been added back to net income and approximately 9.7 million shares have been added to diluted weighted average shares for purposes of computing GAAP As-Reported diluted earnings per share.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

Quarter Ended September 30, 2005

(Amounts in thousands, except per share data)

	Before Charges, Amortization, FIN 46 & EITF 04-8	Dilution Due to Contingently Convertible Debt (EITF 04-8)	Amortization	IPR&D	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported

Income Statement Classification:

Total revenues	$708,063				$708,063		$708,063

Cost of products and services sold	$(152,708)				$(152,708)		$(152,708)

Selling, general and administrative	$(201,830)				$(201,830)	$(172)	$(202,002)

Research and development	$(120,834)				$(120,834)	$(7,166)	$(128,000)

Amortization of intangibles	$—		$(50,847)		$(50,847)		$(50,847)

Purchase of in-process research and development	$—			$(12,700)	$(12,700)		$(12,700)

Equity in income (loss) of equity method investments	$(2,728)				$(2,728)	$3,668	$940

Minority interest	$—				$—	$3,670	$3,670

Other	$(807)				$(807)		$(807)

Investment income	$8,073				$8,073		$8,073

Interest expense	$(6,749)				$(6,749)		$(6,749)

Summary:

Income (loss) before income taxes	$230,480	$—	$(50,847)	$(12,700)	$166,933	$—	$166,933

Provision for income taxes	$(69,991)	$—	$18,712	$—	$(51,279)	$—	$(51,279)

Net income allocated to Genzyme Stock	$160,489	$—	$(32,135)	$(12,700)	$115,654	$—	$115,654

Net income per share of Genzyme Stock:
Basic	$0.63	$—	$(0.13)	$(0.05)	$0.45	$—	$0.45

Diluted (1)	$0.61	$(0.01)	$(0.12)	$(0.05)	$0.43	$—	$0.43

Weighted average shares outstanding:
Basic	256,490	—	—	—	256,490	256,490	256,490

Diluted (1)	264,806	9,686	—	—	274,492	274,492	274,492

(1)          GAAP As-Reported diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF
04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of $1.9 million, net of tax, have been added back to net income and approximately 9.7 million shares have been added to diluted weighted average shares for purposes of computing GAAP As-Reported diluted earnings per share.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

Quarter Ended December 31, 2005

(Amounts in thousands, except per share data)

	NON-GAAP Before Charges Amortization & FIN 46	Manufacturing Related	Acquisition Related	Amortization	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported
Income Statement Classification:

Total revenues	$728,691				$728,691		$728,691

Cost of products and services sold	$(156,475)	(16,912)	(15,214)		$(188,601)		$(188,601)

Selling, general and administrative	$(207,332)				$(207,332)	$(281)	$(207,613)

Research and development	$(133,004)				$(133,004)	$(5,182)	$(138,186)

Amortization of intangibles	$—			(49,494)	$(49,494)		$(49,494)

Purchase of in-process research and development	$—		(7,000)		$(7,000)		$(7,000)

Equity in income (loss) of equity method investments	$(1,385)				$(1,385)	$2,731	$1,346

Minority interest	$—				$—	$2,731	$2,731

Other	$(181)				$(181)		$(181)

Investment income	$9,193				$9,193	$1	$9,194

Interest Expense	$(4,615)				$(4,615)		$(4,615)

Summary:

Income (loss) before income taxes	$234,892	$(16,912)	$(22,214)	$(49,494)	$146,272	$—	$146,272

Provision for (benefit from) income taxes	(72,239)	6,224	8,175	18,214	(39,626)	—	(39,626)

Net income (loss)	$162,653	$(10,688)	$(14,039)	$(31,280)	$106,646	$—	$106,646

Net income (loss) per share of Genzyme Stock:
Basic	$0.63	$(0.041)	$(0.054)	$(0.121)	$0.413	$—	$0.41

Diluted (1)	$0.60	$(0.039)	$(0.051)	$(0.113)	$0.393	$—	$0.39

Weighted average shares outstanding:
Basic	258,535				258,535	258,535	258,535

Diluted (1)	276,428				276,428	276,428	276,428

(1)          GAAP As-Reported and Non-GAAP diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF 04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of $1.9 million, net of tax, have been added back to net income and approximately 9.7 million shares have been added to diluted weighted average shares for purposes of computing GAAP As-Reported and Non-GAAP diluted earnings per share.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

For the Year Ended December 31, 2005

(Amounts in thousands, except per share data)

	NON-GAAP Before EITF 04-8, Charges, Amortization & FIN 46	Dilution Due to Contingently Convertible Debt (EITF 04-8) Q1-Q3	Manufacturing Related	Acquisition Related	Amortization	Non- Deductible IPR&D	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported
Income Statement Classification:

Total revenues	$2,734,842						$2,734,842		$2,734,842

Cost of products and services sold	$(600,526)		(16,912)	(15,214)			$(632,652)		$(632,652)

Selling, general and administrative	$(787,049)						$(787,049)	$(790)	$(787,839)

Research and development	$(479,545)						$(479,545)	$(23,112)	$(502,657)

Amortization of intangibles	$—				(181,632)		$(181,632)		$(181,632)

Purchase of in-process research and development	$—			(7,000)		(22,200)	$(29,200)		$(29,200)

Equity in income (loss) of equity method investments	$(11,797)						$(11,797)	$11,948	$151

Minority interest	$—						$—	$11,952	$11,952

Other	$4,163						$4,163		$4,163

Investment income	$31,427						$31,427	$2	$31,429

Interest Expense	$(19,638)	—	—				$(19,638)		$(19,638)

Summary:

Income (loss) before income taxes	$871,877	$—	$(16,912)	$(22,214)	$(181,632)	$(22,200)	$628,919	$—	$628,919

Provision for income taxes	(268,670)	—	6,224	8,175	66,841	—	(187,430)	—	(187,430)

Net income allocated to Genzyme Stock	$603,207	$—	$(10,688)	$(14,039)	$(114,791)	$(22,200)	$441,489	$—	$441,489

Net income per share of Genzyme Stock:
Basic	$2.37	$—	$(0.041)	$(0.054)	$(0.450)	$(0.087)	$1.733	$—	$1.73

Diluted (1,2)	$2.28	$(0.026)	$(0.039)	$(0.051)	$(0.423)	$(0.093)	$1.649	$—	$1.65

Weighted average shares outstanding:
Basic	254,758						254,758	254,758	254,758

Diluted (1,2)	262,538						272,224	272,224	272,224

(1)          GAAP As-Reported diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF
04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of $7.5 million, net of tax, for the year ended December 31, 2005 have been added back to net income and approximately 9.7 million shares have been added to diluted weighted average shares for purposes of computing GAAP As-Reported diluted earnings per share.

(2)          Non-GAAP basic and diluted earnings per share reflects the sum of the quarterly Non-GAAP basic and diluted earnings per share activity for Q1-Q4 2005.

GENZYME 2006 GUIDANCE

DESCRIPTION	2006 Guidance Ranges
Renagel	$495	$505
Total Renal	590	610

Cerezyme	970	980
Fabrazyme	370	390
Total Therapeutics	1,470	1,510

Total Transplant	150	160

Synvisc	255	265
Total Biosurgery	395	415

Total Diag/Genetics	365	375

Total Other	150	200
TOTAL REVENUE	$3,100	$3,300

GROSS MARGIN	approx.	78%

SG&A	approx.	(895)
R&D	approx.	(560)

TAX RATE - GAAP	approx.	30%
*TAX RATE - NON-GAAP	approx.	31%

GENZ GAAP EPS	$1.78	$1.88
AMORTIZATION	approx.	$0.46
FAS123 EXPENSE	approx.	$0.35
CONTINGENT CONVERTIBLE DEBT	approx.	$0.06
**GENZ NON-GAAP EPS	$2.65	$2.75

***WTD AVERAGE SHARES O/S	approx.	275

CAPITAL EXPENDITURES	$250	$300

This financial guidance, which is provided as part of a press release dated February 15, 2006, is subject to all of the qualifications and limitations described therein.  Actual results may differ from these forward-looking statements due to the numerous factors described in the press release.

*Non-GAAP tax rate excludes the impact of amortization, one-time events, FAS123 expense and EITF 04-08.

**Non-GAAP EPS excludes the impact of amortization, one-time events, FAS123 expense and EITF 04-08.

***WTD Average Shares Outstanding excludes the impact of EITF 04-08 .